UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 19, 2008

GHL ACQUISITION CORP.

(Exact name of registrant as specified in charter)

DELAWARE

(State or other jurisdiction of incorporation)

001-33963 (Commission File Number)	22-1344998 (IRS Employer Identification No.)

300 Park Avenue, 23rd Floor, New York, NY 10022
(Address of principal executive offices)

(212) 389-1500
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On February 21, 2008, GHL Acquisition Corp., a Delaware corporation (the “Company”) consummated the initial public offering (the “IPO”) of its securities, selling 40,000,000 units (each a “Unit”) at a public offering price of $10.00 per Unit. Each Unit consists of one share of common stock (“Common Stock”), par value $0.001 per share, of the Company and one warrant (a “Warrant”) to purchase one share of the Common Stock.

In connection with the IPO, the Company granted the underwriters of the IPO an option to purchase up to 6,000,000 additional Units to cover over-allotments, if any. The underwriters have notified the Company that they have waived this over-allotment option and that it will expire unexercised, and that that have decided to allow separate trading of the Common Stock and warrants to commence on March 20, 2008.

The Company has issued a press release announcing that commencing on March 20, 2008, separate trading of the Common Stock and Warrants included in the Units may begin.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 99.1 — Press Release dated March 19, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GHL Acquisition Corp.
Date:	March 19, 2008	By:	/s/ Harold J. Rodriguez, Jr.
		Name:	Harold J. Rodriguez, Jr.
		Title:	Chief Financial Officer